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                                                                    EXHIBIT 10.8

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (the "Agreement") is made as of the 24th day of January, 2001 by and between Hyland Software, Inc., an Ohio corporation (the Company"), and Recall Total Information Management, Inc. a Delaware corporation (the "Purchaser").

      WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, 564,845 Common Shares, without par value (the "Shares"), of the Company for an aggregate purchase price of $12,000,000 (the "Purchase Price"), payable as set forth herein (the "Investment"); and

      WHEREAS, in connection with the Investment, the Company and Recall Corporation, the parent corporation of the Purchaser, intend to enter into an OEM Agreement and an ASP Agreement in the forms attached hereto as Exhibit A (the "Strategic Alliance Agreements");

      ACCORDINGLY, in consideration of the covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

      1.    PURCHASE AND SALE OF SHARES.

            1.1   SALE AND ISSUANCE OF SHARES.

                  At the Closing, subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser the Shares in consideration of the payment of the Purchase Price.

            1.2   CLOSING; DELIVERY; ISSUANCE OF ADDITIONAL SHARES.

            (a) Subject to the satisfaction or waiver of the applicable conditions to closing set forth in Sections 4 and 5, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Nischwitz, Pembridge & Chriszt Co., L.P.A., in Cleveland, Ohio, at 10:00 a.m., on January 31, 2001, or at such other time and place as the parties hereto may mutually determine (the "Closing Date").

            (b) At the Closing, (i) the Company shall deliver to the Purchaser a certificate representing the Shares, registered in the name of the Purchaser, against payment of the purchase price therefor by wire transfer to the Company's bank account and (ii) each of the parties hereto shall deliver to the other party the respective certificates and other documents required to be delivered pursuant to Sections 4 and 5.

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            (c)   If accounts receivable of the Company that are reflected in the books and records of the Company as of December 31, 2000 for which no bad debt allowance has been made prior to such date (the "Opening Receivables") aggregating in excess of $200,000 shall be determined by the Company to be uncollectible or otherwise written off for financial reporting purposes as of any date on or before December 31, 2001, the Company shall thereafter issue to the Purchaser for no consideration, as promptly as practicable, additional Common Shares of the Company equal to the number of shares that is determined when 15% of the aggregate amount of all such Opening Receivables as are so determined to be uncollectible or otherwise written off is divided by the sum of $21.25.

      2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            2.1 STATUS OF THE COMPANY; STATUS OF THE AGREEMENTS. The Company hereby represents and warrants to the Purchaser that, except as set forth on a Disclosure Schedule attached hereto as Exhibit B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted following the Closing (the "Business"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its Business or properties.

            (b) CAPITALIZATION OF THE COMPANY. The capital structure of the Company immediately after the Closing will consist of 5,000,000 authorized Common Shares, without par value (the "Common Shares"), of which 3,782,298 Common Shares (including the Shares to be issued and sold to the Purchaser at the Closing) shall be issued and outstanding, all of which Common Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable. All of the outstanding shares of capital stock of the Company have been issued pursuant to valid exemptions from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws and otherwise in conformity with all applicable federal and state securities laws. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons or entities which affects or relates to the acquisition, disposition, voting or giving of written consents with respect to any securities of the Company or by a director of the Company. No person has any right of first refusal, preemptive rights or other similar rights in connection with the issuance of the Shares.

            (c) SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                                       2

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            (d)   AUTHORIZATION. The Company has full power and authority to enter into this Agreement and each other Agreement (as herein defined) to which it is a party. The authorization, issuance, sale and delivery of the Shares and the execution, delivery and performance by the Company of each of this Agreement, the Shareholders' Agreement in the form attached hereto as Exhibit C (the "Shareholders' Agreement"), the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement") and the Strategic Alliance Agreement (collectively, the "Agreements") have been duly and validly authorized by all requisite action on the part of the Company and its shareholders, and each such Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

            (e) VALID ISSUANCE OF SECURITIES. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Shareholders' Agreement, the Registration Rights Agreement and applicable state and federal securities laws. Based in part upon the representations and warranties of the Purchaser in this Agreement, and upon the completion of any required filings with the Securities and Exchange Commission and applicable state governmental authorities in connection with the offer, sale and issuance of the Shares to the Purchaser, the Shares will be issued in compliance with all applicable federal and state securities laws.

            (f) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance of each Agreement by the Company or the consummation of the transactions contemplated by this Agreement, including without limitation the authorization, offer, sale or issuance of the Shares.

            2.2 STATUS OF THE BUSINESS. The Company hereby represents and warrants to the Purchaser that, to the knowledge of the Company, except as set forth on the Disclosure Schedule attached hereto as Exhibit B, which exceptions shall be deemed to be representations and warranties as if made hereunder, each of the following statements is true and correct in all respects; provided, however, that the Company shall be deemed to have breached any such representation or warranty only if it has failed to disclose therein or on the Disclosure Schedule, or has inaccurately disclosed therein or on the Disclosure Schedule, any facts, conditions, circumstances or other matters which, considered individually or in the aggregate, are material to the assets, financial condition or Business of the Company or would otherwise be considered to be material to a reasonable investor in substantially the same position as the Purchaser:

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            (a)   LITIGATION. There is no action, suit, proceeding or
investigation pending or currently threatened against the Company or its officers, directors or shareholders that questions the validity of any of the Agreements or the right of the Company to enter into any of the Agreements, or to consummate the transactions contemplated hereby or thereby, or that might result either individually or in the aggregate, in any material adverse changes in the assets, condition or Business of the Company, financially or otherwise, or any change in the equity ownership of the Company, nor is there any reasonable basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            (b)   INTELLECTUAL PROPERTY.

                  (i) The Company owns or has the right to use all Intellectual Property (as defined below) used (A) to manufacture, market and distribute the products manufactured, marketed, sold or licensed by the Company and to provide the services provided by the Company to other parties in the conduct of the Business (together, the "Customer Deliverables") or (B) to operate the Company's internal systems that are material to the Business, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"). Intellectual Property owned by the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property". The Intellectual Property licensed by the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Licensed Intellectual Property". The Company has taken reasonable measures to protect the proprietary nature of each item of the Company Intellectual Property, and no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (1) patents and patent applications, including all reissues, extensions, renewals, divisions and continuations (including continuations-in-part and continued prosecution applications) thereof, (2) copyrights and registrations thereof, including all renewals, extensions, reversions or restorations, (3) mask works and registrations and applications for registration thereof, (4) computer software, data and documentation, (5) trade secrets, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and (6) trademarks, service marks, trade names, domain names and applications and registrations therefor (and goodwill associated therewith). Section 2.2(b)(i) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company. Section 2.2(b)(i) of the Disclosure
Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party

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with respect to, any Company Intellectual Property, except for reseller and other distribution agreements and end-user license agreements entered into in the ordinary course of the Business. Section 2.2(b)(i) of the Disclosure
Schedule identifies each item of Licensed Intellectual Property and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                  (ii) Excluding any Licensed Intellectual Property incorporated in or underlying the Customer Deliverables or the Internal Systems, none of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, and none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity.
Section 2.2(b)(ii) of the Disclosure Schedule lists any complaint, claim, or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation, and the Company has provided to the Purchaser complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Purchaser complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes concerning any Company Intellectual Property or any Licensed Intellectual Property.

                  (iii) The Company has not disclosed the source code for any of the software included in the Company Intellectual Property (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in
Section 2.2(b)(iii) of the Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code.

                  (iv) All of the materials (including Software) incorporated in or bundled with the Company Intellectual Property have been created by employees of the Company within the scope of their employment by the Company, or by independent contractors of the Company who have executed agreements expressly assigning and agreeing to take such steps as are necessary to assign, all right, title and interest in such materials to the Company.

            (c) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Amended Articles of Incorporation (its "Articles of Incorporation") or its Code of Regulations. The Company is not in violation or default of any provision of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company, except where such violation or default would not have a material adverse effect on the Business or the properties or financial condition of the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not (A) result in any such violation or default of any provisions of any contract or agreement to which the Company is a party or by which it is bound, (B) be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such instrument, judgment, order, writ, decree or contract or (C) result in the creation of any lien, charge or encumbrance upon any assets of the Company. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's

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loss of any right granted under any license, distribution agreement or other agreement and would materially and adversely affect the Business or the properties or financial condition of the Company.

            (d)   AGREEMENTS; ACTION.

                  (i) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or shareholders, in each case except as contemplated by the Agreements.

                  (ii) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that have been entered into outside of the ordinary course of the Business, that involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 and that have not been provided to the Purchaser in response to Purchaser's due diligence request.

                  (iii) The Company has not engaged in the past three (3) months in any serious discussion (a) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (b) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (c) regarding any other form of liquidation, dissolution or winding up of the Company.

                  (iv) The Company is not in material default under any contract or agreement to which it is a party or is bound, nor does any condition exist that, upon the giving of notice or passage of time, or both, could result in any such default. No other party to any such contract or agreement is in material default thereunder.

            (e) NO CONFLICT OF INTEREST. Immediately after the consummation of the transactions contemplated by the Agreements, the Company will not be indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's officers, directors, or any of their respective spouses or children, are or will be, immediately after consummation of the transactions contemplated by the Agreements and except as contemplated thereby, directly or indirectly indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is Affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers and directors of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may have a business relationship with the Company or may compete with the Company. None of the Company's officers or directors or any of their respective spouses or children are or will be, immediately after the consummation of the transactions contemplated by the Agreements, directly or indirectly

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interested in any material contract with the Company. The Company is not and will not be, immediately after the consummation of the transactions contemplated by the Agreements, a guarantor of any indebtedness of any other person, firm or corporation.

            (f) RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity in respect of any securities of the Company.

            (g) TITLE TO PROPERTY AND ASSETS. Immediately after the consummation of the transactions contemplated by the Agreements, (i) the Company will own its property and assets free and clear of all mortgages, liens, loans and encumbrances, and (ii) with respect to the property and assets it leases, the Company will be in compliance with all such leases in all material respects and will hold a valid leasehold interest free of any liens, claims or encumbrances. Such property and assets constitute all of the property and assets reasonably required in order to conduct the Business, on a basis consistent with prior practices, following the Closing.

            (h) FINANCIAL STATEMENTS. The Company has provided to the Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the years ended December 31, 1999 and 1998, and the Company's unaudited financial statements as of and for the ten months ended October 31, 2000 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated, except that the Financial Statements as of and for the ten months ended October 31, 2000 (the "Interim Financial Statements") do not contain the footnotes required by generally accepted accounting principles and do not reflect normal year-end adjustments. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates and for the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments. Except as set forth in the Financial Statements, the Company has and, immediately after the Closing, the Company will have, no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements.

            (i)   CHANGES. Since October 31, 2000, there has not been:

                  (i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business or the properties or financial condition of the Company;

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                  (iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                  (iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the Business or to the properties or financial condition of the Company;

                  (v) any material change to a material contract or agreement by which the Company or any of their respective assets is bound or subject;

                  (vi) any material change in any compensation arrangement or agreement with any employee, officer or director of the Company;

                  (vii) any sale, assignment or transfer of any Company Intellectual Property;

                  (viii) any resignation or termination of employment of any officer or key employee of the Company; and any impending resignation or termination of employment of any such officer or key employee;

                  (ix) any loans or guarantees made by the Company to or for the benefit of the Company's employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (x) any declaration, setting aside or payment of any dividend or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                  (xi) any other event or condition of any character that might materially and adversely affect the Business or the properties or financial condition of the Company; or

                  (xii) any agreement or commitment by the Company to do any of the things described in this Section 2.2(i).

            (j) EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

            (k) TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are complete and correct in all material respects. The Company has paid all taxes and other assessments due. There is no pending dispute with any taxing authority relating to any of such returns and there is no proposed liability for any tax to be imposed upon the properties or assets of the Company. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes, required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

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            (1)   INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, as is customary for companies in its area and industry.

            (m) LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending or threatened which could have a material adverse effect on the properties, financial condition or Business of the Company, nor is the Company aware of any labor organization activity involving any of the Company's respective employees.

            (n) CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the Purchaser. None of the Company's employees or officers is in violation thereof.

            (o) PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of the Business, the lack of which could materially and adversely affect the Business, properties, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            (p) CORPORATE DOCUMENTS. The Purchaser has been furnished with correct and complete copies of the Articles of Incorporation and Code of Regulations of the Company, each as amended and as in effect on the date hereof. The copies of the corporate minutes of the Company included in the Due Diligence Materials included minutes of all meetings of the directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

            (q) ENVIRONMENTAL AND SAFETY LAWS. No material expenditures are required by the Company in order to comply with any existing statute, law or regulation relating to the environment or occupational health and safety.

      2.3 DISCLOSURE. The Company has provided the Purchaser with all of the material information that the Purchaser has requested in connection with its due diligence investigation of the Company and its decision to invest in the Company and all information that the Company believes is reasonably necessary to enable the Purchaser to make such a decision. To the knowledge of the Company, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto or any certificate furnished or to be furnished to Purchaser at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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      3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser
hereby represents and warrants to the Company that:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted by the Purchaser following the Closing. The Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Purchaser is a wholly-owned subsidiary of Recall Corporation.

            3.2 AUTHORIZATION; CONFLICTS; CONSENTS. The Purchaser has full power and authority to enter into this Agreement and each other Agreement to which it is a party. The execution, delivery and performance by the Purchaser of each of the Agreements to which it is a party have been duly and validly authorized by all requisite action on the part of the Purchaser. The Agreements to which it is a party, when executed and delivered by the Purchaser, shall constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws. The execution, delivery and performance of the Agreements and the consummation by the Purchaser of the transactions contemplated hereby or thereby will not (A) result in any violation or default of (i) the Certificate of Incorporation or Bylaws of the Purchaser, (ii) any instrument, judgment, order, writ or decree to which the Purchaser is a party or by which it is bound,
(iii) any provision of federal or state statute, rule or regulation applicable to the Purchaser, or (iv) any provisions of any contract or agreement to which the Purchaser is a party or by which it is bound, (B) be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such instrument, judgment, order, writ, decree or contract or (C) result in the creation of any lien, charge or encumbrance upon any assets of the Purchaser. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Purchaser is required in connection with the execution, delivery and performance of each Agreement by the Company or the consummation of the transactions contemplated by this Agreement.

            3.3 INVESTMENT SOPHISTICATION; PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Company with the Purchaser in reliance upon the Purchaser's representations and warranties to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Purchaser (i) is a sophisticated investor under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company,
(ii) is an "Accredited Investor" for purposes of Regulation D promulgated under the Securities Act, and (iii) is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of all or any part thereof, and has no present intention of selling, granting any participation in, or otherwise distributing the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

            3.4 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Business and the Company's management and financial affairs and the terms and conditions of the offering of the Shares with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions were intended to describe the aspects of the Company's Business that the Company believes to be material. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon, except that information or documents provided to the Purchaser in the course of its due diligence investigation of the Company shall be deemed to have been disclosed to the Purchaser for all purposes, including for purposes of the above described representations and warranties.

            3.5 RESTRICTED SECURITIES. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act or applicable state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and such state securities laws that depend upon, among other things, the bonafide nature of the investment intent and the accuracy of the Purchaser's representations and warranties as expressed in this Agreement. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as set forth in the Registration Rights Agreement, The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company may not be able to satisfy. The Purchaser understands that the Shares are subject to additional transfer restrictions under the Shareholders' Agreement.

            3.6 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for the Shares or any of the other securities issued by the Company, and that the Company has made no assurances that a public market for the Shares or any of such other securities will ever exist.

            3.7 LEGENDS. The Purchaser understands that the certificate(s) representing the Shares may bear one or ail of the following legends:

            (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS IT IS FIRST ESTABLISHED TO THE REASONABLE SATISFACTION OF

THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH SALE OR TRANSFER,"

            (b)   Any legend set forth in the other Agreements.

            (c) Any legend requited by the Blue Sky laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

      4. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser under this Agreement are subject to the satisfaction or waiver by the Purchaser, on or before the Closing Date, of each of the following conditions:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement mat are required to be performed or complied with by it at or before the Closing.

            4.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Company in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.

            4.4 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4,2 and 4.3 have been fulfilled.

            4.5 EXECUTION AND DELIVERY OF AGREEMENTS. Each party other than the Purchaser shall have executed and delivered to the Purchaser each of the Agreements to which the Purchaser shall be a party, and each such agreement shall be in full force and effect subject only to the consummation of the Closing.

            4.6 COMPLETION OF DUE DILIGENCE. The Purchaser shall have completed to its reasonable satisfaction its due diligence investigation of the Company.

            4.7 LEGAL OPINION. Nischwitz, Pembridge & Chriszt Co., L.P.A., counsel to the Company, shall have delivered a legal opinion to the Purchaser in form and substance reasonably satisfactory to the Purchaser.

            4.8 NO LEGAL ACTIONS. No suit, action or other proceeding shall be pending or threatened before any court or before any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by the Agreements.

      5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement are subject to the satisfaction or waiver by the Company, on or before the Closing Date, of each of the following conditions:

            5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on at prior to the Closing shall have been performed or complied with in all material respects.

            5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Purchaser in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

            5.4 COMPLIANCE CERTIFICATE. The President of the Purchaser shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

            5.5 EXECUTION AND DELIVERY OF AGREEMENTS. The Purchaser and Recall Corporation shall have executed and delivered each Agreement to which each is a party, and each such agreement shall be in full force and effect subject only to the consummation of the Closing.

            5.6 NO LEGAL ACTIONS. No suit, action or other proceeding shall be pending or threatened before any court or before any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by the Agreements.

      6.    TERMINATION.

      This Agreement may be terminated and the transaction hereby provided for may be abandoned at any time, but not later than the Closing:

            (a)   by mutual consent of the parties hereto; or

            (b) by the Purchaser, if any of the conditions precedent provided for in Section 4 of this Agreement has not been met on or prior to February 15, 2001, and has not been waived by the Purchaser in writing; or

            (c)   by the Company, if any of the conditions provided for in
Section 5 of this Agreement has not been met on or prior to February 15, 2001, and has not been waived by the Seller in writing.

In the event of termination or abandonment by the Purchaser as above provided in clause (b) of this Section 6, or by the Company as provided in clause (c) of this Section 6, written notice shall forthwith be given to the other party. In the event of termination and abandonment of this transaction, no party hereto shall have any liability or further obligation to any other party under this Agreement, except for such party's breach of any provision of this Agreement prior to such termination.

      7.    MISCELLANEOUS.

            7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

            7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither party shall assign this Agreement, or any of its rights, benefits, obligations or burdens hereunder, to any third party without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            7.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of law thereof.

            7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            7.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the US, mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereof or as subsequently modified by written notice to the other party hereto, with copies as follows:

              If to the Purchaser,
              with a copy to:         Daniel T. Falstad, Esq.
                                      Kilpatrick Stockton LLP
                                      2400 Monarch Tower
                                      3424 Peachtree Road, N.E,
                                      Atlanta, Georgia 30326
                                      Fax: (404)949-2499

              If to the Company,
              with a copy to:         D. Timothy Pembridge, Esq.
                                      Nischwitz, Pembridge & Chriszt Co. L.P. A.
                                      Cort Shoe Building
                                      4th Floor
                                      1265 West 6th Street
                                      Cleveland, Ohio 44113
                                      Fax: (216) 861-8180

            7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with the transactions contemplated by the Agreements.

            7.8 FEES AND EXPENSES. Each party shall pay its own fees and expenses in connection with the transactions contemplated by the Agreements.

            7.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchaser and each transferee of the Shares and each future holder of all such securities, and the Company.

            7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            7.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and signed by the party against which such waiver, permit, consent or approval is sought to be enforced, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            7.13 ENTIRE AGREEMENT. This Agreement and the other Agreements referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            7.14 DEFINITION OF "KNOWLEDGE". For purposes of the representations and warranties of Section 2 of this Agreement, the term "knowledge of the Company" shall be deemed to mean and include the actual knowledge of each of J. Patrick Hyland, Jr. (Chairman), Christopher J. Hyland (Chief Financial Officer), Miguel Zubizarreta (Chief Technology Officer), A.J. Hyland (President) and J. Patrick Hyland, Sr. (Secretary and Treasurer) and such facts, conditions or circumstances as a person occupying the position of any such named officer of the Company would reasonably be expected to be aware of in the ordinary conduct of such person's duties and the exercise of reasonable care.

                     [Signatures appear on following page.]

      The parties have executed this Stock Purchase Agreement as of the date first written above.

                                      COMPANY:

                                      Hyland Software, Inc.

                                      By: /s/ J. Packy Hyland
                                          ------------------------------------
                                      Name: J. Packy Hyland, Jr.
                                      Title: Chief Executive Officer

                                      Address:
                                      18500 Lake Road
                                      Rocky River, Ohio 44116
                                      Fax: 216-898-3007

                                      PURCHASER:

                                      Recall Total Information Management, Inc.

                                      By: /s/ Victor Mendes
                                          ------------------------------------
                                      Name: Victor Mendes
                                      Title: President

                                      Address:
                                      555 North Point Center East
                                      Suite 150
                                      Alpharetta, Georgia 30022
                                      Fax: 404-681-2015

EXHIBITS

      Exhibit A - Form of Strategic Alliance Agreements

      Exhibit B - Schedule of Exceptions to Representations and Warranties

      Exhibit C - Form of Shareholders' Agreement

      Exhibit D - Form of Registration Rights Agreement